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                                                                    EXHIBIT 23.1



                    CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Faroudja, Inc., pertaining to the 1997 Performance Stock Option Plan, of our report dated January 29, 1998 with respect to the consolidated financial statements of Faroudja, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                             Ernst & Young LLP

Palo Alto, California
October 20, 1998